SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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                                BETZDEARBORN INC.
                (Name of Registrant as Specified in Its Charter)

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                  BETZDEARBORN INC. ANNOUNCES MEETING DATE FOR
                      SHAREHOLDERS VOTE ON HERCULES MERGER


TREVOSE, PA., SEPT. 4 -- BetzDearborn Inc. (NYSE: BTL) announced today that the special meeting at which shareholders will be asked to consider the proposed merger with Hercules Incorporated (NYSE: HPC) will be held on Thursday, October 8, 1998, at 11:00 a.m. at BetzDearborn's world headquarters located at 4636 Somerton Road, Trevose, PA. The record date for the meeting is September 4, 1998.

The proxy statement for the special meeting will be mailed to shareholders beginning on or about September 8, 1998. As disclosed in the proxy statement, Hercules and BetzDearborn filed the required notice under the Hart-Scott-Rodino Antitrust Improvements Act on August 24, 1998, and the required filing with the commission of the European Communities on September 2, 1998.

Subject to the satisfaction or waiver of the conditions to the merger set forth in the merger agreement, BetzDearborn and Hercules currently intend for the closing date for consummation of the merger to be October 15, 1998.

/CONTACT: W.T. Drury, Investor Relations, 215-953-2355, or R.J. Palangio, Public Relations, 215-953-2417, both of BetzDearborn/